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                                                                     Exhibit g.3

                       SECURITIES LENDING AGENCY AGREEMENT

                                     BETWEEN

                         BARCLAYS GLOBAL INVESTORS, N.A.

                                      AND

                         iSHARES, INC. AND iSHARES TRUST

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                       SECURITIES LENDING AGENCY AGREEMENT

     AGREEMENT, dated as of _______, 2003, between iShares, Inc., a Maryland Corporation, and iShares Trust, a Delaware statutory trust (both singly and together, the "Client"), acting on behalf of the funds listed on Schedule A hereto and any future series or portfolio of the Client (each fund, a "Lender"), and Barclays Global Investors, N.A., a national banking association ("BGI").

     WHEREAS, the Client is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Client desires to appoint BGI as its agent for the purpose of lending securities in the Account (as defined below) as more fully set forth below; and

     WHEREAS, BGI has agreed to act as the Client's agent for such purpose pursuant to the terms hereof;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.  Definitions.

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Lending Agreement.

     1.1 "Account" shall mean the custodial account or accounts established and maintained by the Custodian on behalf of each Lender for the safekeeping of securities and monies of the Lender from time to time.

     1.2 "Approved Investment" shall mean any type of investment permitted under the Joint Account Procedures attached as Schedule I hereto (the "Procedures") (which may be amended from time to time to add additional Approved Investments with the consent of BGI and the Client, or to delete any Approved Investment at the written direction of the Client).

     1.3 "Authorized Person" shall be any officer of the Client and any other person, whether or not any such person is an officer or employee of the Client, duly authorized by corporate resolutions of the Board of Trustees of the Client to give Oral and/or Written Instructions on behalf of the Client, such persons to be designated in a Certificate which contains a specimen signature of such person.

     1.4 "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees.

     1.5 "Borrower" shall mean any entity named on Schedule II hereto (as such Schedule may be amended from time to time with the consent of BGI and the Client, or to delete any Borrower at the direction of the Client). Each Borrower that is an "affiliated person," as defined in the 1940 Act, of any Lender, or an affiliated person of such affiliated person (each, an "Affiliated Borrower") shall be identified as such on Schedule II hereto. BGI shall only lend securities on behalf of the Lenders to such Affiliated Borrowers in accordance with Section 4.12 of this Agreement.

     BGI shall be responsible for monitoring whether a Borrower that was not previously designated as an Affiliated Borrower becomes an Affiliated Borrower and shall promptly notify the Client of such Affiliated Borrower and take appropriate action to either prevent the applicable Lenders from engaging in a Loan with the Affiliated Borrower, or continue to lend securities to the Affiliated Borrower in accordance with Section 4.12 of this Agreement.

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     1.6 "Cash Collateral" shall mean either fed funds or New York Clearing
House funds, as applicable for a particular loan of Securities.

     1.7 "Certificate" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to BGI, which is actually received by BGI and signed on behalf of the Client by an Authorized Person or a person reasonably believed by BGI to be an Authorized Person.

     1.8 "Collateral" shall mean Cash Collateral unless BGI and the Client have agreed in writing to additional collateral, including Government Securities and Letters of Credit.

     1.9 "Collateral Account" shall mean a segregated account or accounts established and maintained by the Custodian for the purpose of holding Collateral and Approved Investments, and interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments ("Distributions"). A Collateral Account may include a joint account as defined in the Procedures.

     1.10 "Custodian" shall mean Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts.

     1.11 "Depository" shall mean the Depository Trust Company, Participant's Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, including any foreign securities depository approved by the Client.

     1.12 "Government Security" shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

     1.13 "Earnings Account" shall mean a segregated account established and maintained by the Custodian for the purpose of receiving any Securities Loan Fee paid by Borrowers in connection with securities loans hereunder.

     1.14 "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of BGI as agent for the Lender issued by a bank from a list as may be amended by the parties from time to time, or to delete any bank at the written direction of the Client.

     1.15 "Oral Instructions" shall mean verbal instructions actually received by BGI from an Authorized Person or from a person reasonably believed by BGI to be an Authorized Person.

     1.16 "Rebate" shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

     1.17 "Receipt" shall mean an advice or confirmation setting forth the terms of a particular loan of Securities hereunder, including, without limitation, the Collateral with respect to such loan.

     1.18 "Securities Lending Agreement" shall mean with respect to any Borrower, the agreement pursuant to which BGI lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time. Attached hereto as Exhibit A are the forms of Securities Lending Agreements in effect between BGI and the Borrowers as of the date hereof.

     1.19 "Securities Loan Fee" shall mean the amount payable by a Borrower to BGI, as agent for the Lender, pursuant to the applicable Securities Lending Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

     1.20 "Security" shall mean any Government Securities, non-U.S. securities, U.S. common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or

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evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

     1.21 "Written Instructions" shall mean written communications actually received by BGI from an Authorized Person or from a person reasonably believed by BGI to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby BGI is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2.  Appointment; Scope of Agency Authority.

     2.1 Appointment. The Client hereby appoints BGI as its agent to lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and BGI hereby accepts appointment as such agent and agrees to so act.

     2.2 Securities Subject to Lending. Unless the Client provides otherwise in a written list given to BGI, all Securities maintained in the Account shall be available for lending pursuant to this Agreement.

     2.3 Securities Lending Agreement. The Lender hereby acknowledges receipt of a form of Securities Lending Agreement for use with respect to each Borrower. BGI is hereby authorized to lend Securities in the Account to Borrowers pursuant to such agreements. BGI shall provide the Client with any proposed material amendments or changes to such agreements prior to their effectiveness. The Client may elect, without penalty, to terminate any Borrower from Schedule II if it opposes the change.

     2.4 Loan Opportunities. The Client on behalf of each Lender acknowledges and agrees that BGI shall have the right to decline to make any loans of Securities under any Securities Lending Agreement and to discontinue lending under any Securities Lending Agreement in its sole discretion and without notice to the Client. The Client on behalf of each Lender agrees that it shall have no claim against BGI based on, or relating to, loans made for other customers or for BGI's own account, or loan opportunities refused hereunder, whether or not BGI has made fewer or more loans for any other customer or for BGI's own account than for the Lender, and whether or not any loan for another customer or for BGI's own account, or the opportunity refused, could have resulted in loans made hereunder.

     2.5 Use of Book-Entry System and Depositories. The Client on behalf of each Lender hereby authorizes BGI on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, BGI shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on BGI's account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Depository will be commingled in accounts which include assets held by BGI for customers, including but not limited to accounts in which BGI acts in a fiduciary or agency capacity, as well as assets held by or on behalf of other clients or participants of the Book-Entry System or Depository.

3.  Representations and Warranties.

     3.1 Client's Representations The Client hereby represents and warrants to BGI, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement has been approved by the Board of Trustees of the Client and the Approved Investments have been and will be annually determined to be in the best interests of shareholders of each Lender; this Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Client on behalf of each Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Client's charter or by-laws, or any agreement binding on the Client or

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affecting its property, and is enforceable against the Client and each Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

          (b) The person executing this Agreement and all Authorized Persons acting on behalf of the Client or any Lender has and have been duly and properly authorized to do so;

          (c) Each Lender is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans;

          (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances, no such Security subject to lending has been sold and the Client on behalf of each Lender has no present intention to sell any of the Securities subject to lending. The Client shall promptly add to the list referenced in
Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

     3.2 BGI's Representations BGI hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement is legally and validly entered into by BGI, does not and will not, violate any statute, regulation, rule, order or, judgment binding on BGI, or any provision of BGI's charter or by-laws, or any agreement binding on BGI or affecting its property, and is enforceable against BGI in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally; and

          (b) The person executing this Agreement on behalf of BGI and all persons acting on BGI's behalf pursuant to this Agreement have been duly and properly authorized to do so.

          (c) It will comply with all laws, rules and regulations applicable to the securities lending transactions contemplated by this Agreement.

4.  Securities Lending Transactions.

     4.l Compliance with Securities Lending Guidelines. BGI hereby acknowledges receipt of the current Securities Lending Guidelines as approved by the Client's Board of Trustees. The Client will notify BGI of any changes to the Securities Lending Guidelines. BGI acknowledges and agrees that it shall only lend Securities on behalf of the Lenders in accordance with the conditions of the Securities Lending Guidelines applicable to the Lenders' lending agent.

     4.2 Loan Initiation. From time to time BGI may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Lending Agreement. If instructed by the Client in writing, BGI will refrain from lending a particular security or from making loans to a particular Borrower.

     4.3 Receipt of Collateral; Approved Investments.

          (a) For each loan hereunder BGI shall (i) initially receive Cash Collateral equivalent to no less than 102% (105% in the case of loans of foreign securities denominated in non-U.S. dollars) of the market value of the securities lent and (ii) thereafter shall request on a daily basis as necessary additional Collateral, which for Cash Collateral shall be an amount such that the value of the Cash Collateral in no event be equivalent to less than 100% of the market value of the Securities lent (as determined in accordance with the applicable Securities Lending Agreement), and BGI is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investments. BGI shall instruct the Custodian to credit all Collateral, Approved Investments and Distributions received with respect to

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Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender's ownership thereof as appropriate.

          (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Lending Agreement, the Lender agrees to pay BGI on demand cash in an amount equal to such deficiency.

          (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, BGI, and BGI shall not be required to comply with any instructions of the Lender with respect to the same.

     4.4 Distributions on Loaned Securities. Except as provided in the next sentence, all interests, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender's Account on the date such amounts are delivered by the Borrower to the Custodian. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is declared payable whether or not it has been received by the Borrower, provided that any such addition shall be conditional upon the actual receipt of such non-cash distribution and may be reversed by the Custodian to the extent that such non-cash distribution is not received.

     4.5 Mark to Market. BGI shall on each Business Day mark to market in U.S. dollars the value of all Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Lending Agreement.

     4.6 Collateral Substitutions. BGI shall accept substitutions of Collateral in accordance with the applicable Securities Lending Agreement and shall credit all such substitutions to the Collateral Account, provided however that unless other Collateral has been mutually agreed upon in writing by BGI and the Client, no other Collateral may be substituted for Cash Collateral. BGI will not accept Letters of Credit as Collateral hereunder from any Borrower unless the Securities Lending Agreement with such Borrower provides that in the event of a material adverse change in the financial condition of any bank issuing a Letter of Credit that serves as Collateral thereunder, the Borrower will be required to immediately substitute Cash Collateral or appropriate securities Collateral for such Letter of Credit.

     4.7 Termination of Loans. BGI shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Lending Agreement as soon as practicable after:

          (a) receipt by BGI of a notice of termination pursuant to the Securities Lending Agreement;

          (b) receipt by BGI of Written Instructions instructing it to terminate a Securities loan; provided that the Client may require that each Security must be returned to the Lender by no later than the date which is the standard settlement date for trades of such Security entered into on the date of such Written Instruction;

          (c) receipt by BGI of Written Instructions deleting the Borrower to whom such loan was made from Schedule II hereto;

          (d) BGI's becoming aware of the occurrence of any default pursuant to the applicable Securities Lending Agreement requiring termination of such loan; or

          (e) whenever BGI, in its sole discretion, elects to terminate such loan.

     4.8 Securities Loan Fee. BGI shall receive any applicable Securities Loan Fee paid by Borrowers pursuant to the Securities Lending Agreement and credit all such amounts received to the Earnings Account.

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     4.9 The Borrower's Financial Condition. Upon request, BGI will make available to the Lender each of the Borrower's most recent statements that have been made available to BGI pursuant to the Securities Lending Agreements.

     4.10 Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Lending Agreement.

     4.11 BGI's Obligation. Except as specifically set forth herein, or in any applicable Securities Lending Agreement, BGI shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Lending Agreement.

     4.12 Loans to Affiliated Borrowers. The Client and BGI have obtained an exemptive order from the Securities and Exchange Commission that permits BGI to lend securities on behalf of the Lenders to Affiliated Borrowers, provided that such loans are made in accordance with the conditions and procedures outlined in the exemptive order. BGI shall only make loans to Affiliated Borrowers in accordance with such conditions and procedures.

5.  Concerning BGI.

     5.1  Standard of Care: Indemnification.

          (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, BGI owes no fiduciary duty to the Lender. BGI shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees) incurred by the Lender, except to the extent those costs, expenses, damages, liabilities or claims result from BGI's material breach of this Agreement or BGI's negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder.

          Neither the Client nor BGI shall have any obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall either party be liable to the other for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

          (b) The Client on behalf of each Lender agrees to indemnify BGI and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims (including reasonable fees and expenses of counsel) which BGI may sustain or incur or which may be asserted against BGI by reason of or as a result of any action taken or omitted by BGI in connection with or arising out of BGI's operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of BGI's negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BGI to be genuine or bearing the signature of a person or persons reasonably believed by BGI to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

          (c) BGI shall indemnify and hold harmless each client, Lender, its Board of Trustees and its agents and Barclays Global Fund Advisors from any and all loss, liability, costs, damages, actions, and claims ("Loss") to the extent that any such Loss arises out of the material breach of this Agreement by or negligent acts or omissions or willful misconduct of BGI, its officers, directors or employees or any of its agents or subcustodians in connection with the securities lending activities undertaken pursuant to this Agreement, provided that BGI's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to BGI. The Lender and/or client may obtain indemnification against losses due to a borrower default from a third party, including from an affiliate of BGI. BGI is not a party to any such arrangement.

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     5.2  No Obligation to Inquire. Without limiting the generality of the foregoing, BGI shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account.

     5.3 Advice of Counsel. BGI may, with respect to questions of law, apply for and obtain the advice and opinion of counsel which may be counsel to the Client, provided that the foregoing shall not be deemed to be a waiver by the Client of any conflict of such counsel.

     5.4 No Collection Obligations. BGI shall be under no obligation or duty to take action to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

     5.5 Pricing Methods. BGI is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Lending Agreement ("Pricing Methods") in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Lender agrees to hold BGI harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

     5.6  Agent's Fee.

          (a) In connection with each Securities loan hereunder, the Lender shall pay to BGI fifty percent of the net amount earned from securities lending activities, consisting of income earned on the investment and reinvestment of cash collateral plus any fees otherwise paid by Borowers. The net amount to be credited shall be computed after deducting the rebate paid to the Borrowers per agreement with the Borrowers. BGI will be responsible for all transaction fees and all other operational costs relating to securities lending activities.

          (b) BGI is authorized on a monthly basis to charge the fee owed by the Lender under this paragraph against the applicable Collateral Account. Such fee shall be charged and paid at the end of each month.

     5.7 Reliance On Certificates and Instructions. BGI shall be entitled to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by BGI and reasonably believed by BGI to be duly authorized and delivered. The Client agrees to forward to BGI Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by BGI by the close of business of the same day that such Oral Instructions are given to BGI. The Client agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by BGI shall in no way affect the validity or enforceability of the transactions authorized by the Client. BGI will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of BGI shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by BGI to be an Authorized Person.

     5.8 Disclosure of Account Information. BGI may not disclose or supply any information regarding the Account unless required by any law or governmental regulation now or hereafter in effect or requested to do so by Client; provided that BGI may disclose or supply information regarding the Account as necessary in the sole discretion of BGI in order to facilitate, effect or continue any loans hereunder.

     5.9 Reports. BGI will furnish the Client and the Lender with reports relating to loans hereunder and other information requested by the Client and shall provide such reports to the Client's Board of Trustees upon request or as required by the Securities Lending Guidelines.

     5.10 Force Majeure. Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, or insurrection, or (ii) other happenings or events beyond the reasonable control or anticipation of the party affected,

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provided that (A) the affected party has in place appropriate business resumption procedures, systems and facilities and (B) the affected party uses its best efforts to avoid or remove the cause of such losses.

     5.11 No Implied Duties.

          (a) BGI shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Lending Agreement, and no covenant or obligation shall be implied against BGI in connection with this Agreement.
          (b) Neither the Client nor any Lender shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Client or any Lender in connection with this Agreement.

6. Termination. This Agreement may be terminated at any time by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7.  Miscellaneous.

     7.1 Exclusivity. The Client agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of any Lender of any securities held by BGI in the Account from time to time. The parties agree that this provision does not prohibit the Client maintaining an agreement with its existing securities lending agent during an initial transition period to BGI.

     7.2 Certificates. The Client agrees to furnish to BGI a new Certificate in the event that any then present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, BGI shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

     7.3  Notices.

          (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to BGI, shall be sufficiently given if addressed to BGI and received by it at its offices at 45 Fremont Street, San Francisco, CA 94105, Attention: Securities Lending Department, with a copy to: Joanne Medero, General Counsel or at such other place as BGI may from time to time designate in writing.

          (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Client shall be sufficiently given if addressed to the Lender and mailed or delivered toMaster Investment Portfolio or the Barclays Global Investors Funds, Fund Administration, c/o Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, California 94105,with a copy to: Legal Department, or at such other place as the Client may from time to time designate in writing.

     7.4 Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

     7.5 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     7.6 Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

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     7.7  Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     7.8 Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof.

     7.9 No Third Party Beneficiaries. In performing hereunder, BGI is acting solely on behalf of the Client and, except as specifically provided herein, no contractual or service relationship shall be deemed to be established hereby between BGI and any other person.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     7.11 SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO BGI AS AGENT FOR THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

     7.12 Survival of Indemnification. The indemnifications provided by a party hereunder shall be a continuing obligation of such party, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                               iSHARES, INC.


                                               By:
                                                  ------------------------------
                                                  Title:

                                               iSHARES TRUST


                                               By:
                                                  ------------------------------
                                                  Title:

                                               BARCLAYS GLOBAL INVESTORS, N.A.


                                               By:
                                                  ------------------------------
                                                  Title:


                                               By:
                                                  ------------------------------
                                                  Title:

                                   Schedule A

                                     Lenders

iShares MSCI Austria Index Series
iShares MSCI Australia Index Series
iShares MSCI Belgium Index Series
iShares MSCI Canada Index Series
iShares MSCI France Index Series
iShares MSCI Germany Index Series
iShares MSCI Hong Kong Index Series
iShares MSCI Italy Index Series
iShares MSCI Japan Index Series
iShares MSCI Malaysia Index Series
iShares MSCI Mexico Index Series
iShares MSCI Netherlands Index Series
iShares MSCI Singapore Index Series
iShares MSCI Spain Index Series
iShares MSCI Sweden Index Series
iShares MSCI Switzerland Index Series
iShares MSCI United Kingdom Index Series iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Internet Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Russell 1000 Index Fund iShares Russell 1000 Growth Index Fund iShares Russell 1000 Value Index Fund iShares Russell 2000 Index Fund iShares Russell 3000 Index Fund iShares S&P 500 Index Fund iShares S&P 500/BARRA Growth Index Fund iShares S&P 500/BARRA Value Index Fund iShares S&P MidCap 400 Index Fund iShares S&P SmallCap 600 Index Fund iShares MSCI Taiwan Index Series iShares MSCI South Korea Index Series iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Chemicals Sector Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Services Fund iShares Dow Jones U.S. Real Estate Sector Index Fund iShares Dow Jones U.S. Total Market Fund iShares Dow Jones U.S. Utilities Sector Index Fund iShares S&P Europe 350 Index Fund iShares S&P/TSE 60 Index Fund iShares MSCI EMU Index Series iShares MSCI Brazil Index Series iShares Russell 2000 Growth Index Fund iShares Russell 2000 Value Index Fund iShares Russell 3000 Growth Index Fund iShares Russell 3000 Value Index Fund iShares S&P MidCap 400/Barra Growth Index Fund iShares S&P MidCap 400/Barra Value Index Fund iShares S&P SmallCap 600/Barra Growth Index Fund iShares S&P SmallCap 600/Barra Value Index Fund iShares S&P 100 Index Fund iShares S&P Global 100 Index Fund iShares Cohen & Steers Realty Majors Index Fund iShares NASDAQ Biotech Index Fund iShares Goldman Sachs Technology Index Fund iShares Russell Midcap Growth Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Value Index Fund iShares GSTI Multimedia Networking Index Fund iShares GSTI Semiconductors Index Fund iShares GSTI Software Index Fund iShares MSCI EAFE Index Fund iShares Goldman Sachs Natural Resources Index Fund iShares S&P Latin America 40 Index Fund iShares S&P/TOPIX 150 Index Fund iShares MSCI Pacific ex-Japan Index Fund iShares S&P Global Energy Index Fund iShares S&P Global Consumer Staples Index Fund iShares S&P Global Telecommunications Index Fund iShares S&P Global Healthcare Index Fund iShares S&P Global Financials Index Fund iShares S&P Global Utilities Index Fund iShares S&P Global Information Technology Index Fund iShares GS $ InvesTop Corporate Bond Fund iShares Lehman 1-3 Years Treasury Index Fund iShares Lehman 20+ Years Treasury Index Fund iShares Lehman 7-10 Years Treasury Index Fund

                                                                      Schedule I

                         iShares, Inc. and iShares Trust

                            Joint Account Procedures

     The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust (the "Boards") (collectively, the "Trusts"), including a majority of the Directors and Trustees who are not interested persons thereof (the "Independent Directors and Trustees"), have determined that the following procedures (the "Procedures") should be maintained in the best interests of each Fund/Portfolio ("Fund") of the Trusts and its interestholders, and that such Procedures are reasonably designed to ensure that cash collateral received in connection with the Funds' securities lending activities ("cash collateral") and any cash balances that have not been otherwise invested in portfolio securities ("uninvested cash") (cash collateral and uninvested cash, together, "cash balances") are invested in one or more joint accounts established for the Funds and other funds advised by Barclays Global Fund Advisors ("BGFA") (collectively, the "Participants") in accordance with the conditions set forth in the letter issued by the staff of the Division of Investment Management (the "Staff") of the Securities and Exchange Commission ("SEC") granting no-action relief in The Chase Manhattan Bank (pub. avail. July 24, 2001).

     1. One or more joint accounts will be established on behalf of the Participants as separate accounts into which a Participant may deposit daily all, or a portion of, its cash balances. BGFA will have sole responsibility for determining whether a Fund will participate in a joint account and will be responsible for overseeing the administration of the joint accounts, including the accounting and control procedures and ensuring the fair treatment of the joint account Participants. The joint accounts will be subject to the Participants' custody agreements and will not be distinguishable from any other accounts maintained by the Participants at the Participants' custodian except that monies from the Participants will be deposited in the joint accounts on a commingled basis. The joint accounts will not have separate existences and will not be separate legal entities. The sole function of the joint accounts will be to provide a convenient way of aggregating individual transactions, which would otherwise require separate daily management of the cash balances.

     2. Assets in the joint accounts may be invested in one or more of the following types of investments: (i) repurchase agreements that are "collateralized fully" as defined in Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"); (ii) interest-bearing or discounted commercial paper, including U.S. dollar-denominated commercial paper of foreign issuers; (iii) shares of money market funds managed by BGFA, in accordance with the SEC exemptive order granted to BGFA (hereafter, "MMF Order");/1/ and (iv) any other short-term money market instruments that constitute "Eligible Securities" (as defined in Rule 2a-7) (collectively, "Short-Term Investments")/2/ by BGFA. Pursuant to the MMF Order, each Fund's uninvested cash in a joint account may be invested in shares of money market funds managed by BGFA up to a limit of 25% of such Fund's total assets. Uninvested cash in a joint account may also be invested in Short-Term Investments that are repurchase agreements with a remaining maturity of 60 days or less and other Short-Term Investments with a remaining maturity of 90 days or less, each as calculated in accordance with Rule 2a-7. Also pursuant to the MMF Order, each Fund's cash collateral in a joint account may, without limit, be invested in shares of money market funds managed by BGFA. Cash collateral in a joint account may also be invested in Short-Term Investments that have a remaining maturity of

----------
/1/ See Master Investment Portfolio, et al., 1940 Act Release Nos. 25135 (Aug. 23, 2001) (notice) and 25158 (Sept. 18, 2001) (order).

/2/ Any repurchase agreements that are entered into through a joint account shall comply with the terms of 1940 Act Release No. 13005 (Feb. 2, 1983), and with current and future positions of the SEC or Staff that relate to repurchase agreements. In the event that the SEC or Staff sets forth positions with respect to other Short-Term Investments made through the joint accounts, the Short-Term Investments shall also comply with those positions. Joint Accounts will enter into overnight "hold-in-custody" repurchase agreements, in which the counterparty or one of its affiliated persons may have possession of, or control over, the collateral subject to the agreement, only when cash is received late in the business day and otherwise would be unavailable for investment.

397 days or less as calculated in accordance with Rule 2a-7. All of the purchases and sales of Short-Term Investments on behalf of a Fund shall comply with BGFA's Mutual Fund Securities Lending Joint Account Guidelines (the "Investment Guidelines")./1/ No Participant will be permitted to invest in a joint account unless the Short-Term Investments in the joint account will comply with the investment objective, policies and restrictions of that Participant.

     3. All of the assets that are held by the joint accounts will be valued on an amortized cost basis to the extent permitted by applicable SEC or Staff releases, rules, letters or orders.

     4. Each Fund that values its net assets in reliance on Rule 2a-7 will use the average maturity of the instruments in the joint account (determined on a dollar-weighted basis) for the purpose of computing the Fund's average portfolio maturity with respect to its portion of the assets that are held in the joint account on that day.

     5. To prevent any Participant from using any part of a balance of a joint account that is credited to another Participant, no Participant will be allowed to create a negative balance in any joint account for any reason, although each Participant will be permitted to draw down its entire balance at any time, provided that BGFA determines that such draw-down would have no significant adverse impact on any other Participant participating in that joint account. Each Participant's decision to invest through the joint accounts would be solely at its option, and no Participant will be obligated to invest in a joint account or maintain a minimum balance in a joint account. In addition, each Participant will retain the sole rights of ownership to any of its assets invested in a joint account, including interest payable on such assets that are invested in the joint accounts.

     6. BGFA will administer the investment of assets in, and the operation of, the joint accounts as part of its general duties under its advisory or sub-advisory agreements with the Participants and BGFA will not collect any additional or separate fees for administering any joint account.

     7. The administration of the joint accounts will be within the fidelity bond coverage required by Section 17(g) of the 1940 Act and Rule 17g-1 thereunder.

     8. Each Participant will participate in a joint account on the same basis as any other Participant in the joint account in conformity with the Participant's fundamental investment objectives, policies and restrictions.

     9. Any Short-Term Investments that are made through a joint account will satisfy the investment criteria of all of the Participants participating in that Short-Term Investment.

     10. Each Participant's investment in a joint account will be documented daily on its books and on the books of its custodian. BGFA, each Participant and each Participant's custodian will maintain records documenting, for any given day, each Participant's aggregate investment in a joint account and the Participant's pro rata share of each Short-Term Investment made through such joint account. BGFA may choose to fulfill its responsibilities under this section through agreements with the participants' custodians or other service providers. The records maintained for each Participant will be maintained in conformity with Section 31 of the 1940 Act and the rules and regulations promulgated thereunder. Any Participant that is not an investment company registered under the 1940 Act, and any investment adviser not registered under the Investment Advisers Act of 1940 that advises a Participant, will make available to the SEC, upon request, such books and records with respect to such Participant's participation in the joint accounts.

     11. A Participant participating in a joint account will not necessarily have its cash balances invested in every Short-Term Investment that is made though the joint account. To the extent that a Participant's cash balances are applied to a particular Short-Term Investment, however, the Participant will participate in and own its proportional share of such Short-Term Investment, and any income earned or accrued thereon, based upon the percentage of the Short-Term Investment that was purchased with monies that were contributed by the Participant.

----------
/1/ The Investment Guidelines shall identify the particular types of Short-Term Investments in which cash balances can be invested and the maximum and minimum amount of cash or percentages of a Fund's cash balances that can be invested in each authorized Short-Term Investment.

     12. Short-Term Investments that are held in a joint account generally will not be sold prior to maturity unless: (i) BGFA believes that the investment no longer presents minimal credit risks; (ii) BGFA believes that the investment no longer satisfies the investment criteria of all of the Participants participating in the investment or is otherwise no longer appropriate for all the Participants; or (iii) in the case of a repurchase agreement, the counterparty defaults. BGFA may sell any Short-Term Investment (or fractional portion thereof) on behalf of some or all of the Participants prior to the maturity of the investment, provided that the cost of such transaction will be allocated solely to the selling Participants and the transaction will not adversely affect the other Participants participating in that joint account. In no case would a sale prior to maturity by less than all of the Participants be permitted if the sale would reduce the principal amount or yield that is received by the other Participants in the joint account, or otherwise adversely affect the other Participants. Each Participant in a joint account will be deemed to have consented to the sale and partition of the investments in the joint account.

     13. Short-Term Investments that are held through a joint account with remaining maturities of more than seven days, as calculated pursuant to Rule 2a-7, will be considered to be illiquid and subject to the restriction that a Fund may not invest more than 15% or, in the case of a money market Fund, more than 10% (or, in either case, such other percentage as set forth by the SEC from time to time) of its net assets in illiquid securities, and any similar restrictions set forth in the Fund's investment restrictions and policies, if BGFA cannot sell the instrument, or the Fund's fractional interest in such instrument, pursuant to the preceding condition.

     14. If the joint accounts are established by a custodian that is not a Participant's regular custodian and the Participant wishes to participate in the joint accounts, the Participant must appoint such custodian as a sub-custodian for the limited purposes of: (i) receiving and disbursing cash balances and cash collateral; (ii) holding any Short-Term Investments; and (iii) holding any collateral received from a transaction that is effected through a joint account. A Participant that so appoints such a subcustodian will take all necessary action to authorize the sub-custodian as its legal custodian, including any actions that are required under the 1940 Act.

     15. Each Trust's Board, including a majority of the Independent Directors and Trustees, will make and approve such changes as it deems necessary to ensure that these Procedures are followed. In addition, each Board will determine, no less frequently than annually, that the joint accounts have been operated in accordance with these Procedures, and will permit a Fund to continue to participate in the joint accounts only if the Board, including a majority of the Independent Directors and Trustees, determines that there is a reasonable likelihood that the Fund and its shareholders will benefit from the Fund's continued participation.

             Mutual Fund Securities Lending Joint Account Guidelines
                                (MFSLJA # 596741)

                                     General

The Mutual Fund Securities Lending Joint Account acts as a securities lending cash collateral vehicle for BGFA advised '40 Act funds./1/ The Joint Account seeks to provide participant funds with a high level of income while preserving capital and liquidity, by investing in high quality short-term securities.

                               Volatility/Maturity

.. Cash collateral in the Joint Account must be invested in short-term investments that have a remaining maturity of 397 days or less, as defined by rule 2a-7./2/
.. Maintain dollar-weighted average maturity of not more than 90 days./3/

                         Credit Quality/Diversification

..  Securities approved for investment must be "Eligible Securities", as defined under Rule 2a-7.
..  Not more than 5% of assets may be invested in a single issuer (at time of acquisition), except for government securities./4/
.. Not more than 25% of assets may be invested in any given industry except for U.S. government obligations and banks (defined as U.S. banks, foreign branches of U.S. banks and U.S. branches of foreign banks)./5/
..  Not more than 5% of assets may be invested in repurchase agreements with a single counter-party./6/
..  FX/Derivatives: No FX or derivatives transactions are allowed./7/
.. Not more than 10% of assets may be invested in external money market mutual funds, except for BGFA managed money market mutual funds. External money market funds must be approved by the Global Credit Group, and are held to a 5% issuer diversification limit. Money market funds will be considered as overnight investments for the purpose of weighted average maturity calculations, and minimum liquidity requirements.
.. Up to 100% of the Joint Account's assets may be invested in one or a combination of BGFA managed money market funds. BGFA managed money market mutual funds will be considered an overnight investment for the purpose of weighted average maturity calculations, and minimum liquidity requirements.

                                    Liquidity

..  The Joint Account must hold 10% of its assets in investments that mature the following business day./8/
.. The Joint Account will not invest in illiquid securities. As defined in the Joint Account Procedures, illiquid securities are short-term investments with a remaining maturity of more than seven days that cannot be sold by BGFA.

----------
/1/ Although the MIP, BGI Funds, iShares Trust and iShares Inc. Joint Account Procedures ("Joint Account Procedures") approve the use of a joint account for a participant funds' uninvested cash and cash collateral, the Mutual Fund Securities Lending Joint Account ("Joint Account") will be used only for cash collateral reinvestment.
/2/  This is a requirement of the Joint Account Procedures.
/3/ This is not a requirement of the Joint Account Procedures but added as a measure of cash investment management prudence.
/4/  See footnote number 3.
/5/  See footnote number 3.
/6/  See footnote number 3.
/7/  See footnote number 3.
/8/  See footnote number 3.

Eligible Investments:

Assets in the Joint Accounts may be invested in one or more of the following types of investments: (i) repurchase agreements that are "collateralized fully" as defined in Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"); (ii) interest-bearing or discounted commercial paper, including U.S. dollar-denominated commercial paper of foreign issuers; (iii) shares of money market funds managed by BGFA, in accordance with the SEC exemptive order granted to BGFA (hereafter, "MMF Order")/1/; and (iv) any other short-term money market instruments that constitute "Eligible Securities" (as defined in Rule 2a-7) (collectively, "Short-Term Investments")/2/ by BGFA.

----------
/1/ See Master Investment Portfolio, et al., 1940 Act Release Nos. 25135 (Aug. 23, 2001) (notice) and 25158 (Sept. 18, 2001) (order)

/2/ Any repurchase agreements that are entered into through a joint account shall comply with the terms of 1940 Act Release No. 13005 (Feb. 2, 1983), and with current and future positions of the SEC or Staff that relate to repurchase agreements. In the event that the SEC or Staff sets forth positions with respect to other Short-Term Investments made through the joint accounts, the Short-Term Investments shall also comply with those positions. Joint Accounts will enter into overnight "hold-in-custody" repurchase agreements, in which the counterparty or one of its affiliated persons may have possession of, or control over, the collateral subject to the agreement, only when cash is received late in the business day and otherwise would be unavailable for investment.

                                                                     Schedule II

                               Approved Borrowers
                               ------------------

             [An Asterisk Denotes an Approved "Affiliated Borrower"]

Abbey National Securities Inc.
ABN AMRO Inc.
AIG Financial Securities Corp.
Banc Of America Securities LLC
Barclays Capital Inc.*
Bear Stearns & Co., Inc.
Bear Stearns Securities Corp.
BNP Paribas Securities Corp
CIBC World Markets Corp
Citadel Trading Group LLC
Credit Suisse First Boston Corp
Deutsche Banc Alex. Brown Inc
Dresdner Kleinwort Wasserstein Securities LLC
Fortis Investment Services LLC
Goldman Sachs & Co.
Greenwich Capital Markets Inc.
HSBC Securities (Usa) Inc
ING Barings Inc.
JP Morgan Securities Inc
JPMorgan Chase Bank
Lehman Brothers Inc.
Maple Securities U.S.A. Inc.
Merrill Lynch Government Securities
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co., Inc.
MS Securities Services, Inc.
Neuberger & Berman L.L.C.
Nomura Securities International Inc.
Paloma Securities L.L.C.
Paloma Securities LLC (Sub Guarantor)
Salomon Smith Barney Inc.
SG Cowen Securities Corp
UBS Painewebber Inc
UBS Warburg LLC
Wachovia Bank, N.A.
Wachovia Securities Inc.

                                          --------------------------------------
                                                         Telephone  415 597 2000
                                                         Facsimile  415 597 2698

                                    Exhibit A
                                                  PERFORMANCE THROUGH INNOVATION
(Form of Securities Lending Agreements            ------------------------------
for US Securities)                                BARCLAYS GLOBAL INVESTORS

DATE

BORROWER
ADDRESS

Ladies and Gentlemen:

     This letter agreement (the "Agreement") sets forth the agreement between Barclays Global Investors, N.A. ("BGI"), as agent or trustee for various agency or trust accounts specified in Appendix A hereto (each such account, a "Lender") and the above addressee ("Borrower") which shall hereafter govern all securities lending transactions between the parties hereto involving securities traded on exchanges in the United States. This Agreement shall be deemed a separate agreement between Borrower and each Lender. Each Lender is acting by and through BGI, not in its individual capacity but acting solely in its capacity as agent or trustee of such Lender. Accordingly, Borrower and each Lender hereby agree as follows:

     1. Loan of Securities. Lender, in its sole discretion, may from time to time lend securities to Borrower at Borrower's request. If Lender decides to make such a loan, it shall deliver to Borrower certificates representing the securities loaned in form for good delivery or shall direct that the securities loaned be credited to Borrower's account at The Depository Trust Company or, in the case of U.S. Treasury securities, in the Federal Reserve book-entry system. (Each security loaned to Borrower is hereinafter called a "Security" and collectively the "Securities"). Each such loan shall be evidenced by appropriate receipts or notifications customary in such transactions.

     2. Collateral. On receipt of the Securities, Borrower shall deliver to the Lender no later than the close of the same business day (as defined in paragraph 20 hereof) collateral in an amount equal to at least 102% of the market value of the Securities and which consists of cash, and/or securities issued or guaranteed by the United States government or its agencies or instrumentalities. (The amount of any such cash or other collateral plus the aggregate of all additional amounts deposited by Borrower with Lender pursuant to paragraph 4 hereof and invested by the Lender pursuant to paragraph 7 hereof and less the aggregate of all amounts released by Lender pursuant to paragraph 4 hereof are called the "Collateral"). The market value of the Securities (including Government Securities and Debt Securities, as defined below) and of any securities accepted by the Lender as Collateral shall be determined on the basis of the last reported sales prices on the principal national securities exchange on which the Securities or such securities accepted as Collateral are traded or, if not so traded, as reasonably determined by Lender. However, if the Securities are securities which are issued or guaranteed by the United States government or its agencies ("Government Securities") or are debt obligations of corporations, including bonds, debentures, notes, certificates or other evidence of indebtedness ("Debt Securities"), Borrower shall deliver Collateral in an amount equal to at least 102% of the market value of the Government Securities or Debt Securities plus the interest accrued on such Securities. The Collateral shall secure all obligations of Borrower to Lender hereunder, and Lender, in addition to all its other rights with respect thereto under this Agreement shall have a continuing security interest in and lien upon, or title to, the Collateral and shall have a right of set-off with respect to all obligations of Borrower to Lender whether arising under this Agreement or otherwise. Borrower represents and warrants that it has the unqualified right to sell, transfer, assign or pledge the collateral which will become Collateral and that such collateral, upon delivery to Lender will be free of any lien, claim or encumbrance.

                                                       Barclays Global Investors
                                                               45 Fremont Street
                                                         San Francisco, CA 94105
                                                            Post:  P.O. Box 7101
                                                   San Francisco, CA  94120-7101

     3. Letters of Credit. Borrower may request that Lender accept in lieu of Collateral an irrevocable standby letter of credit ("Letter of Credit") issued by a bank acceptable to Lender, and in a form and substance satisfactory to Lender. If a Letter of Credit is accepted by Lender, Borrower agrees that at any time Lender may by notice to Borrower require that Borrower, on the business day following the date of delivery of such notice, substitute Collateral consisting of cash for the Letter of Credit. Prior to the expiration of any Letter of Credit supporting Borrower's obligations hereunder, Borrower shall, no later than 10:30 a.m. New York time on the tenth business day prior to the date such Letter of Credit expires, obtain an extension of the expiration of such Letter of Credit or replace such Letter of Credit by providing Lender with a substitute Letter of Credit in an amount at least equal to the amount of the Letter of Credit for which it is substituted.

     4.  Marking to Market.

     (a) If, at any time as of the close of business on any business day, the aggregate amount of the Collateral or the amount of the Letter of Credit does not equal or exceed 102% of the aggregate market value of the Securities (determined in the manner provided in paragraph 2 hereof which shall include in the case of Government Securities or Debt Securities accrued interest), Borrower shall increase the amount of the Collateral or the Letter of Credit by delivering to Lender, no later than the close of business on the next business day, cash collateral or other collateral acceptable to Lender, or an amendment to the Letter of Credit if acceptable to Lender, in an amount sufficient to cause the aggregate amount of Collateral or the amount of the Letter of Credit, as the case may be, to be an amount equal to at least 102% of the market value of the Securities plus, in the case of Government Securities or Debt Securities, accrued interest.

     (b) If, at the close of business on any business day, the amount of Collateral shall exceed 102% of the market value of the Securities plus, in the case of Government Securities or Debt Securities, accrued interest, Lender shall, upon demand by Borrower, release to Borrower, no later than the close of business on the business day following such demand, the amount of Collateral which exceeds 102% of the then market value of the Securities plus, in the case of Government Securities or Debt Securities, accrued interest.

     5.  Termination of Loan.

     (a) Borrower may terminate a loan of any Securities by (i) giving prior notice to Lender no later than 10:30 a.m. New York time on the business day on which Borrower intends to return the Securities to Lender and (ii) delivering such Securities to Lender.

     (b) In addition to its right to terminate any or all loans pursuant to paragraph 9 hereof, Lender may terminate a loan of any Securities by notice to the Borrower given at anytime. Within three business days after notice of termination from Lender to Borrower (or within one business day if the Securities are Government Securities), the Borrower shall deliver the Securities to Lender, and Lender shall return to Borrower the Collateral or the Letter of Credit less amounts due and owing to Lender pursuant to this Agreement provided that Borrower is not in default under this Agreement. Such return of Securities shall constitute a settlement payment.

     6. Dividends, Distributions, etc. Lender shall be entitled to receive and retain all distributions made on or with respect to the Securities to the full extent it would be so entitled if the Securities loaned had not been lent to Borrower, including, without limitation, all cash and stock dividends, interest distributions, and rights to purchase or receive additional securities or other property. If any such distribution shall be made to, or received by, Borrower, it shall receive such distribution in trust for Lender and shall promptly remit the same, with all necessary endorsements, to Lender. Lender hereby waives the right to vote the Securities during the term of the loan.

     7. Use of Collateral. BGI may transfer all or any portion of the Collateral, and hold and apply any Letter of Credit, among the various accounts for which it is acting as agent or trustee hereunder as necessary to assure that the obligations of Borrower to each such account are adequately secured, and may use or invest the Collateral as it may see fit. The income earned on the Collateral shall be shared by Lender and Borrower as they may from time to time agree. In the event that non-cash collateral is used as a part of the Collateral or a Letter of Credit is delivered to Lender, Lender shall be entitled to a fee in an amount as shall be agreed upon from time to time by Lender and Borrower. The sole obligation of Lender with respect to the Collateral shall be to return as much of the Collateral to Borrower as Borrower may be entitled pursuant to paragraph 5 hereof upon the termination of the loan which the Collateral secures.

     8.  Borrower's Representations as to Financial Condition.

     (a) Prior to the making of the first loan hereunder, Borrower shall furnish Lender with a copy of the most recent available audited statement of Borrower's financial condition and a copy of the most recent available unaudited statement of Borrower's financial condition if more recent than such audited statement. The request by Borrower for each loan hereafter made shall constitute a representation by Borrower that there has been no material adverse change in its financial condition that has not been disclosed to Lender since the date of the most recent financial statement furnished to Lender.

     (b) Borrower represents and warrants to Lender that it is either (i) a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Act"), (ii) exempt from registration under Section 15(a)(1) of the Act as a dealer in Government securities (as defined in Section 3(a)(12) of the Act or (iii) a bank subject to U.S. federal or state supervision.

     9. Event of Default by Borrower. All outstanding loans of Securities between Lender and Borrower shall be terminated immediately upon the happening of any one or more of the following events and without any notice by Lender:

     (a) If Borrower fails to deliver Securities to Lender on the date for return of Securities as provided in paragraph 5 hereof.

     (b) If Borrower shall fail to deliver (i) the initial Collateral or Letter of Credit required by paragraph 2 or 3 hereof, (ii) any additional Collateral or amendment to a Letter of Credit as required by paragraph 4 hereof, or (iii) a new or extended Letter of Credit, in form and substance satisfactory to Lender, or other substitute Collateral acceptable to Lender, not later than 10:30 a.m. New York time on the tenth business day before the expiration date of any Letter of Credit.

     (c) If Borrower shall fail to pay the amount of any interest, dividend or other distribution as required by paragraph 6 hereof.

     (d) If Borrower shall fail to substitute Collateral consisting of cash for a Letter of Credit as required by paragraph 3 hereof.

     (e) If Borrower shall fail to conform or comply with any other provision hereof and such failure shall continue for more than five days after notice from Lender.

     (f) If Borrower, or any affiliate of Borrower, or any bank which has issued a Letter of Credit as Collateral under this Agreement ("Issuing Bank") shall make a general assignment for the benefit of creditors, or shall admit in writing to its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or any material part of its property.

     (g) If Borrower, or any affiliate of Borrower, shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency or if any petition is filed against Borrower, or any affiliate of Borrower, or an Issuing Bank in any court or before any agency alleging the bankruptcy or insolvency of Borrower, or any affiliate of Borrower, or an Issuing Bank, or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or a portion of the Borrower's property, the property of any affiliate of Borrower or the property of an Issuing Bank.

     (h) If a final judgment for the payment of money in excess of $1 million shall be rendered against Borrower, and, within 60 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

     (i) If an event of default with respect to Borrower shall have occurred under any securities lending arrangement between Borrower and BGI, as trustee or agent for any of its trust or agency accounts.

     10. Remedies of Lender.

     (a) Upon any default as set forth in paragraph 9 hereof, Lender shall have such rights as are granted to it under any Letter of Credit and as to Collateral all of the rights and remedies of a secured party under Article 9 of the California Uniform Commercial Code and as otherwise provided by law, and, in addition, may, at its sole option, either:

          (i) purchase securities identical to the Securities in a commercially reasonable manner and apply all or any part of the Collateral or proceeds of any Letter of Credit to the purchase price thereof, or

          (ii) by notice to Borrower, sell any or all Securities to Borrower, at a price equal to their value as of the close of business on the business day next preceding the date of delivery of such notice, and apply all or any part of the Collateral or proceeds of any Letter of Credit against the amount owing to it in respect of such sale.

          In case either remedy specified in (i) or (ii) is exercised, the obligation of Borrower to return such Securities shall terminate.

     (b) If an event of default relates solely to an Issuing Bank under paragraph 9(f) or 9(g) hereof, Lender in its discretion may elect to permit Borrower to remedy the default by substituting Collateral consisting of cash for the Letter of Credit of the Issuing Bank. Such cash must be delivered to Lender in immediately available funds by the close of business on the business day Lender notifies Borrower of its election. If such cash Collateral is not delivered as required by this paragraph, Lender may exercise any of the remedies provided for by this paragraph 10 as though no election had been made.

     11. Event of Default by Lender. The following shall constitute Events of Default by Lender:

     (a) If Lender shall fail to deliver Securities to Borrower in accordance with paragraph 1 hereof.

     (b) If Lender fails to release to Borrower such portion of the Collateral as Borrower shall have demanded and to which Borrower shall be entitled pursuant to paragraph 4(b) hereof.

     (c) If Lender fails to return the Collateral or any Letter of Credit given as Collateral under this Agreement to Borrower as provided in paragraph 5(b) hereof.

     (d) If Lender fails to pay the amount of any interest, dividend or other distribution as required by paragraph 6(b) hereof and such failure shall continue for more than one business day after notice from Borrower thereof.

     (e) If Lender fails to credit Borrower's account with that portion of the income earned on the Collateral, if any, to which Borrower may be entitled in accordance with the agreement of the parties as provided by paragraph 7 hereof.

     (f) If Lender shall make a general assignment for the benefit of creditors, or shall admit in writing to its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lender or any material portion of Lender.

     (g) If any petition is filed against Lender in any court or before any agency alleging the bankruptcy or insolvency of Lender or seeking any reorganization, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or a portion of Lender's property.

     (h) If Lender shall fail to conform or comply with any other provision hereof and such failure shall continue for more than five days after notice from Borrower.

     12. Remedies of Borrower. Upon any default as set forth in paragraph 11 hereof, and in addition to any other remedies available to Borrower under this Agreement or applicable law, Borrower may, by notice to Lender, treat the Securities as having been purchased by Borrower from Lender at a price (the "Sale Price") equal to the value of such Securities as of the close of business on the business day next preceding the date of delivery of such notice. Upon receipt of notice under this paragraph 12, Lender may exercise all rights granted to Lender under any Letter of Credit given in lieu of Collateral under this Agreement, and Lender may apply all or any part of the Collateral (including the proceeds of any such Letter of Credit) to the Sale Price owed to it. If Borrower elects to purchase the Securities as specified in this paragraph, Lender's obligation to return the Collateral shall terminate. Nothing in this paragraph relieves Borrower of its obligation to pay to Lender fees and other amounts as specified in paragraph 13.

     13. Other Amounts Owing. No application of Collateral or of the proceeds of any Letter of Credit as provided in paragraph 10 or paragraph 12 shall in any way release Borrower from its obligation to pay to Lender all of the following, which shall be payable by Borrower, together with interest thereon at the rate charged on the termination date by Wells Fargo Bank, National Association, at its principal office in San Francisco, California, as its prime rate for domestic (United States) commercial loans in effect on such date, from the dates such amounts are payable until payment in full has been made:

     (a)  all amounts owing pursuant to paragraph 6;

     (b) the excess, if any, of the cost of any securities purchased under paragraph 10(a)(i) or of the sale price of any Securities sold to Borrower under paragraph 10(a)(ii) over the amount of Collateral or proceeds of the related Letter of Credit with respect thereto:

     (c) brokerage commissions, attorneys' fees and expenses and all other costs of collection.

     In the event Borrower exercises its remedies under paragraph 12 hereof, Lender shall return to Borrower the excess, if any, of the value of the Collateral over the total of the Sale Price and any other fees owed by Borrower to Lender.

     14. POSSIBLE LACK OF PROTECTION UNDER SIPA. WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, LENDER ACKNOWLEDGES THAT PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO SECURITIES LOAN TRANSACTIONS, AND, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT BORROWER FAILS TO RETURN THE SECURITIES.

     15. Transfer Taxes and Costs. All transfer taxes and necessary costs with respect to the transfer of the Securities either by Lender to Borrower or by Borrower to Lender, shall be paid by Borrower. If Lender shall incur any loss by reason of Borrower's failure to pay all said taxes and costs as may be due, Lender shall be entitled to receive the same from Borrower and may retain an amount of the Collateral sufficient to satisfy its claim against Borrower in respect to said taxes and costs.

     16. Notices, Deliveries, etc. All notices, deliveries and payments pursuant hereto shall be sufficient if in writing and delivered (by courier or personal delivery), or mailed by registered or certified mail, to the party entitled to receive such notice, delivery or payment at the following addresses:

          If to Lender:   Barclays Global Investors, N.A.
                          as agent or trustee
                          45 Fremont Street, 16th Floor
                          San Francisco, CA  94105
                          Attn:  Securities Lending Group
                          Phone:  (415) 597-2365
                          Fax:  (415) 597-2399

          If to Borrower:   Company
                            Address
                            City, State, Zip
                            Attn:
                            Phone:
                            Fax:

or to such other address as either party may furnish in writing to the other party. Notices may also be given by facsimile, provided that such notices shall be promptly confirmed orally by the sending party. Demands and notices pursuant to paragraphs 4 and 5 may be given orally, confirmed in writing. Notice given by courier or personal delivery, or by registered or certified mail, shall be effective upon receipt, and all notices given orally or by facsimile shall be effective when made.

     17. Purpose of Loan/Status of Borrower. Borrower represents to and warrants to Lender (1) that the Securities borrowed by it are being used only for lawful purposes and (2) that it is either (i) a bank subject to federal or state supervision, (ii) a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Act"), or (iii) exempt from registration under Section 15(a)(1) of the Act as a dealer in Government Securities.

     18. Indemnification. Borrower agrees to indemnify and hold harmless Lender from any and all damages, losses, costs and expenses (including reasonable attorneys' fees but excluding damages, losses, costs and expenses caused by the gross negligence of Lender) that it may incur or suffer arising in any way out of (a) the use by Borrower of Securities loaned to Borrower under this Agreement, (b) the failure of Borrower to return the Securities or (c) the enforcement of this Agreement or any Letter of Credit or in the protection, preservation or enforcement of Lender's rights in connection with any of the Collateral.

     19. Miscellaneous.

     (a) This Agreement and the rights of the parties hereunder shall not be assignable by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be changed except by an instrument in writing signed by each of the parties hereto.

     (b) For purposes of this Agreement a "business day" shall be defined as the regular business hours of any day on which the U.S. Federal Reserve Bank of New York, the Depository Trust Company, Borrower and Lender are open for business.

     20. Governing Law.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) Each party irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City with respect to any suit, action or proceeding ("Proceeding") related to this Agreement and waives any objection that it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that any such Proceeding ahs been brought in any inconvenient forum and further waives the right to object, with respect to any such Proceeding, that such court does not have jurisdiction over such party.

     (c) Each party hereto irrevocably waives any right that it may have to trial by jury in any Proceeding.

     [21. Service of Process. The Borrower hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, [Name, Address of Process Agent] [CT Corporation System, at its offices currently located at 1633 Broadway, New York, New York 10019] (the "Process Agent")], to accept and acknowledge for and on behalf of the Borrower service of any and all process, notices or other documents that may be served in any Proceeding. Such designation and appointment shall be irrevocable until all of Borrower's obligations hereunder have been satisfied in full in accordance with the provisions thereof. The Borrower covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Borrower consents to process being served in any suit, action or Proceeding by serving a copy thereof upon the Process Agent in the manner provided for notices in paragraph 16. Nothing in this paragraph shall affect the right of any party to serve process in any manner permitted by law.]

     [22. Termination of Existing Securities Lending Agreement. As of the date of this Agreement:

     (a)  The securities lending agreement between the parties dated [
        ] and any amendment thereto (together, the "Existing Securities
Lending Agreement") shall terminate save for those provisions therein which are expressed or intended to survive the termination thereof.

     (b) All securities loans then outstanding under the Existing Securities Lending Agreement shall be deemed to be securities loans under this Agreement and all Collateral and Letters of Credit accepted by Lender under the Existing Securities Lending Agreement shall be deemed to be Collateral and Letters of Credit under this Agreement.

     (c) This Agreement shall amend, restate and supercede in its entirety and replace the Existing Securities Lending Agreement; provided, however, that the execution and delivery of this Agreement shall not (a) operate as a waiver of any right, power or remedy of the Lender or Borrower under the Existing Securities Lending Agreement, except to the extent expressly waived in this Agreement, or (b) extinguish or impair any obligations of the Lender or Borrower under the Existing Securities Lending Agreement except to the extent any such obligation is actually satisfied by Lender or Borrower.]

     This Agreement by be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     If the foregoing correctly expresses our agreement, please confirm the same by signing and returning the enclosed copy whereupon this letter shall become a binding agreement as of the date appearing above.

                                              BARCLAYS GLOBAL INVESTORS, N.A. as
                                              trustee or agent for the entities
                                              listed on Appendix A hereto


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted and agreed to on this ________ day of _______________, 200_________.

BORROWER


By:
   ------------------------------
   Name:
   Title:

                                          --------------------------------------
                                                         Telephone  415 597 2000
                                                         Facsimile  415 597 2698

                                    Exhibit A
                                                  PERFORMANCE THROUGH INNOVATION
(Form of Securities Lending Agreements            ------------------------------
for US Securities)                                BARCLAYS GLOBAL INVESTORS

Date

BORROWER

ADDRESS

Ladies and Gentlemen:

          This letter agreement (the "Agreement") sets forth the agreement between Barclays Global Investors, N.A. ("BGI"), as agent or trustee for various agency or trust accounts specified in Appendix A hereto (each such account, a "Lender"), and the above addressee ("Borrower") which shall hereafter govern all securities lending transactions between the parties hereto involving securities traded on exchanges in the countries specified on Appendix A (each a "Specified Country"). This Agreement shall be deemed to be a separate agreement between the Borrower and each Lender. Each Lender is acting by and through BGI not in its individual capacity but solely in its capacity as agent or trustee of each Lender. Accordingly, Borrower and each Lender hereby agree as follows:

     1. Loan of Securities. Lender, in its sole discretion, may from time to time lend securities to Borrower at Borrower's request. If Lender decides to make such a loan, it shall require that Borrower deliver to it Collateral (in such manner and amount as defined in paragraph 2) for such loan. After Lender has received such Collateral, Lender shall transfer to Borrower the Securities loaned. Such transfer shall be effected by Lender in the Specified Country relevant to the loaned Securities at the time agreed to by Lender and Borrower after the receipt of the Collateral by Lender. All transfers of Securities or Collateral hereunder shall be by (i) physical delivery of certificates representing the Securities loaned in good delivery form, (ii) transfer on the books of a clearing organization, or (iii) such other means as Borrower and Lender may agree. For the purposes of this Agreement, "clearing organization" shall mean The Depository Trust Company, or, if agreed to by Borrower and Lender, such other clearing agency at which Borrower (or Borrower's agent) or Lender (or Lender's agent) maintain accounts, or a book-entry system maintained by a Federal Reserve Bank. (Each security loaned to Borrower is hereinafter called a "Security" and collectively the "Securities"). Each such loan shall be evidenced by appropriate receipts or notifications customary in such transactions.

     2. Collateral. Collateral for a loan made by Lender to Borrower shall consist of cas, or if acceptable to Lender, cash and/or securities issued or guaranteed by the United States government or its agencies or instrumentalities in an amount equal to at least 105% of the market value of the Securities. (The amount of any such cash or other collateral plus the aggregate of all additional amounts deposited by Borrower with Lender pursuant to paragraph 4 hereof plus amounts received on investments made by Lender pursuant to paragraph 7 hereof and less the aggregate of all amounts released by Lender pursuant to paragraph 4 hereof is called the "Collateral"). The market value of the Securities (including Debt Securities, as defined below) and of any securities accepted by Lender as Collateral shall be determined on the basis of the last reported sales prices on the principal securities exchange on which the Securities or such securities accepted as Collateral are traded or, if not so traded, as reasonably determined by Lender. However, if the Securities are obligations of the Specified Country government or its agencies or are debt obligations of the Specified Country corporations, including bonds, debentures, notes, certificates or other evidence of indebtedness ("Debt Securities"), Borrower shall deliver Collateral in an amount equal to 105% of the market value of the Debt Securities plus the

                                                       Barclays Global Investors
                                                               45 Fremont Street
                                                         San Francisco, CA 94105
                                                            Post:  P.O. Box 7101
                                                 San Francisco, CA  94120-71013.

          interest accrued on such Debt Securities. The Collateral shall secure all obligations of Borrower to Lender hereunder, and Lender, in addition to all its other rights with respect thereto under this Agreement shall have a continuing security interest in and lien upon, or title to, the Collateral and shall have right of set-off with respect to all Collateral as to all obligations of Borrower to Lender whether arising under this Agreement or otherwise. Borrower represents and warrants that it has the unqualified right to sell, transfer, assign or pledge the collateral which will become Collateral and that such collateral, upon delivery to Lender, will be free of any lien, claim or encumbrance.

     3. Letters of Credit. Borrower may request that Lender accept in lieu of Collateral an irrevocable standby letter of credit ("Letter of Credit") issued by a bank acceptable to Lender, and in form and substance satisfactory to Lender. If a Letter of Credit is accepted by Lender, Borrower agrees that at any time Lender may by notice to Borrower require that Borrower, on the U.S. Business Day following the date of delivery of such notice, substitute Collateral consisting of cash for the Letter of Credit. Prior to the expiration of any Letter of Credit supporting Borrower's obligations hereunder, Borrower shall, no later than 10:30 a.m. New York time on the tenth U.S. Business Day prior to the date such Letter of Credit expires, obtain an extension of the expiration of such Letter of Credit or replace such Letter of Credit by providing Lender with a substitute Letter of Credit in an amount at least equal to the amount of the Letter of Credit for which it is substituted.

     4.  Marking to Market.

     (a)  If, at any time as of the close of business on any Specified
          Country Business Day (as defined in paragraph 20 hereof), the aggregate amount of the Collateral or the amount of a Letter of Credit does not equal or exceed 105% of the aggregate market value of the Securities loaned relevant to such Specified Country (determined in the manner provided in paragraph 2 hereof), plus, in the case of Debt Securities, accrued interest, Borrower shall, upon demand by Lender, increase the amount of the Collateral or the Letter of Credit by delivering to Lender cash collateral or other collateral acceptable to Lender, or an amendment to the Letter of Credit if acceptable to Lender, in an amount sufficient to cause the aggregate amount of Collateral or the amount of the Letter of Credit, as the case may be, to equal at least 105% of the market value of the Securities plus, in the case of Debt Securities, accrued interest. Borrower shall deliver such additional Collateral, or such amendment by 1:00 p.m. New York time on the U.S. Business Day next following the Specified Country Business Day on which the market value of the Collateral or the amount of a Letter of Credit does not equal or exceed 105% of the market value of the Securities plus, in the case of Debt Securities, accrued interest.

     (b)  If, at the close of business on any Specified Country Business
          Day, the amount of Collateral shall exceed 105% of the market value of the Securities loaned relevant to such Specified Country plus, in the case of Debt Securities, accrued interest, Lender shall, upon demand by Borrower, release to Borrower, as soon as practicable after the close of business on the Specified Country Business Day following receipt of such demand, the amount of Collateral which exceeds 105% of the then market value of the Securities plus, in the case of Debt Securities, accrued interest.

     5.  Termination of Loan.

     (a) Borrower may terminate a loan of any Securities by (i) giving prior notice of such termination to Lender no later than 2:00 p.m. New York time on the U.S. Business Day next preceding the relevant Specified Country Business Day on which Borrower intends to return the Securities to Lender and (ii) delivering such Securities to Lender.

     (b) In addition to its right to terminate any or all loans pursuant to paragraph 9 hereof, Lender may terminate a loan of any Securities by giving notice to Borrower on any U.S. Business Day. Any termination date established by any such notice shall be a date no earlier than the standard settlement date for the Securities in the relevant Specified Country, but not later than five Specified Country Business Days after notice of termination from Lender to Borrower ("Termination Date"). On the Termination Date or at the time specified in Borrower's notice to Lender, pursuant to paragraph 5(a) hereof, Borrower shall deliver the Securities to Lender.

     (c) As soon as practicable after Lender verifies the redelivery of such Securities to Lender, Lender (following termination of a loan by either Borrower or Lender under this paragraph 5) shall return to Borrower the Collateral or the Letter of Credit less any amounts due and owing to Lender pursuant to this Agreement, provided that Borrower is not in default under this Agreement. Such return of Securities shall constitute a settlement payment.

     6.  Dividends, Distributions, etc.

          (a) Lender shall be entitled to receive and retain all distributions made on or with respect to the Securities to the full extent it would be so entitled if the Securities loaned had not been lent to Borrower, including, without limitation, all cash ("Cash Distributions") and stock dividends, interest distributions, and rights to purchase or receive additional securities or other property ("Non-cash Distributions"). Borrower shall pay to Lender within one U.S. Business Day of the payable date of a Cash Distribution the amount of such Cash Distribution, whether or not Borrower shall have received such payment from the issuer of the Security. When a Non-cash Distribution is declared for the benefit of holders of a Security as of a specified date, pending the payable date Lender shall treat the declared Non-cash Distribution as Securities and Borrower shall deliver Collateral with respect to the declared Non-cash Distribution to Lender in accordance with paragraphs 2 and 4 hereof. If Lender shall agree, Borrower may continue after payable date to treat a Non-cash Distribution as Securities loaned to Borrower pursuant to paragraph 1. Any payment of cash from Borrower to Lender under this paragraph 6 shall be made as Lender shall instruct in the currency specified by Lender. Lender hereby waives the right to vote the Securities during the term of the Loan. For purpose of this paragraph 6, the term "payable date" shall have the meaning that is customary with respect to securities traded on exchanges in the Specified Country.

          (b) In the event that Borrower takes instructions from Lender relating to a mandatory or optional corporate action, Borrower must adhere to those instructions and cannot return the borrowed security during the period imposed by Lender. In the event that a return is made without the approval of Lender, Borrower will be liable for any losses, expenses or other costs related to the corporate action.

          7. Use of Collateral. BGI may transfer all or any portion of the Collateral, and hold and apply any Letter of Credit, among the various accounts for which it is acting as agent or trustee hereunder as necessary to assure that the obligations of Borrower to each such account are adequately secured, and may use or invest the Collateral as it may see fit. The income earned on the Collateral shall be shared by Lender and Borrower as they may from time to time agree. In the event that non-cash Collateral is used as a part of the Collateral or a Letter of Credit is delivered to Lender, Lender shall be entitled to a fee in an amount as shall be agreed upon from time to time by Lender and Borrower. The sole obligation of Lender with respect to the Collateral shall be to return as much of the Collateral to Borrower as Borrower may be entitled pursuant to paragraph 5 hereof upon the termination of the loan which the Collateral secures.

          8. Borrower's Representations as to Financial Condition. Prior to the making of the first loan hereunder, Borrower shall furnish Lender with a copy of the most recent available audited statement of Borrower's financial condition and a copy of the most recent available unaudited statement of Borrower's financial condition if more recent than such audited statement. The request by Borrower for each loan hereafter made shall constitute a representation by Borrower that there has been no material adverse change in its financial condition that has not been disclosed to Lender since the date of the most recent financial statement furnished to Lender.

          9. Event of Default by Borrower. All outstanding loans of Securities between Lender and Borrower shall be terminated immediately upon the happening of any one or more of the following events and without any notice by Lender:

               (a) If Borrower fails to deliver Securities to Lender on the date for return of Securities as provided in paragraph 5 hereof.

               (b) If Borrower shall fail to deliver (i) the initial Collateral or Letter of Credit required by paragraph 2 or 3 hereof (ii) any additional Collateral or amendment to a Letter of Credit as required by paragraph 4 hereof, or (iii) a new or extended Letter of Credit, in form and substance satisfactory to Lender, or other substitute Collateral acceptable to Lender, not later than 10:30 a.m. New York time on the tenth U.S. Business Day before the expiration date of any Letter of Credit.

               (c) If Borrower shall fail to pay the amount of any interest, dividend or other distribution as required by paragraph 6 hereof.

               (d) If Borrower shall fail to substitute Collateral consisting of cash for a Letter of Credit as required by paragraph 3 hereof.

               (e) If Borrower shall fail to conform or comply with any other provision hereof and such failure shall continue for more than five days after notice from Lender.

               (f) If Borrower, or any affiliate of Borrower, or any bank which has issued a Letter of Credit as Collateral under this Agreement ("Issuing Bank") shall make a general assignment for the benefit of creditors, or shall admit in writing to its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator for it or all or any material part of its property.

               (g) If Borrower, or any affiliate of Borrower, shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency or if any petition is filed against Borrower, or any affiliate of Borrower, or an Issuing Bank in any court or before any agency alleging the bankruptcy or insolvency of Borrower, or any affiliate of Borrower, or an Issuing Bank, or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or a portion of Borrower's property, the property of any affiliate of Borrower or the property of an Issuing Bank.

               (h) If a final judgment for the payment of money in excess of $1 million shall be rendered against Borrower, and, within 60 days after then entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

               (i) If an event of default with respect to Borrower shall have occurred under any securities lending arrangement between Borrower and BGI, as trustee or agent for any of its trust or agency accounts.

          10. Remedies of Lender.

               (a) Upon any default as set forth in paragraph 9 hereof, Lender shall have such rights as are granted to it under any Letter of Credit and as to Collateral all of the rights and remedies of a secured party under Article 9 of the California Uniform Commercial Code and as otherwise provided by law, and, in addition, may, at its sole option, either:

                    (i) purchase securities identical to the Securities in a commercially reasonable manner and apply all or any part of the Collateral or proceeds of any Letter of Credit to the purchase price thereof, or

                    (ii) by notice to Borrower, sell any or all Securities to
                         Borrower, at a price equal to their value as of the close of business on the Specified Country Business Day next preceding the date of the delivery of such notice and apply all or any part of the Collateral or proceeds of any Letter of Credit against the amount owing to it in respect of such sale.

                    In case either remedy specified in (i) or (ii) is exercised, the obligation of Borrower to return such Securities shall terminate.

          (b) If an event of default relates solely to an Issuing Bank under paragraph 9(f) or (g) hereof, Lender, in its discretion, may elect to permit Borrower to remedy the default by substituting Collateral consisting of cash for the Letter of Credit of the Issuing Bank. Such cash must be delivered to Lender in immediately available funds by the close of business on the U.S. Business Day Lender notifies Borrower of its election. If such cash Collateral is not delivered as required by this paragraph, Lender may exercise any of the remedies provided for by this paragraph 10 as though no election had been made.

          11. Event of Default by Lender. The following shall constitute Events of Default by Lender:

               (a) If Lender shall fail to deliver Securities to Borrower in accordance with paragraph 1 hereof.

               (b) If Lender fails to release to Borrower such portion of the Collateral as Borrower shall have demanded and to which Borrower shall be entitled pursuant to paragraph 4(b) hereof.

               (c) If Lender fails to return the Collateral or any Letter of Credit given as Collateral under this Agreement to Borrower as provided in paragraph 5(b) hereof.

               (d) If Lender fails to credit Borrower's account with that portion of the income earned on the Collateral, if any, to which Borrower may be entitled in accordance with the agreement of the parties as provided by paragraph 7 hereof.

               (e) If Lender shall make a general assignment for the benefit of creditors, or shall admit in writing to its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lender or any material portion of Lender.

               (f) If any petition is filed against Lender in any court or before any agency alleging the bankruptcy or insolvency of Lender or seeking any reorganization, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or a portion of Lender's property.

               (g) If Lender shall fail to conform or comply with any other provision hereof and such failure shall continue for more than five days after notice from Borrower.

          12. Remedies of Borrower. Upon any default as set forth in paragraph 11 hereof, and in addition to any other remedies available to Borrower under this Agreement or applicable law, Borrower may, by notice to Lender, treat the Securities as having been purchased by Borrower from Lender at a price (the "Sale Price") equal to the value of such Securities as of the close of business on the Specified Country Business Day next preceding the date of delivery of such notice. Upon receipt of notice under this paragraph 12, Lender may exercise all rights granted to Lender under any Letter of Credit given in lieu of Collateral under this Agreement, and Lender may apply all or any part of the Collateral (including the proceeds of any such Letter of Credit) to the Sale Price owed to it. If Borrower elects to purchase the Securities as specified in this paragraph, Lender's obligation to return the Collateral shall terminate. Nothing in this paragraph relieves Borrower of its obligation to pay to Lender fees and other amounts as specified in paragraph 13.

          13. Other Amounts Owing. No application of Collateral or of the proceeds of any Letter of Credit as provided in paragraph 10 or paragraph 12 shall in any way release Borrower from its obligation to pay to Lender all of the following, which shall be payable by Borrower together with interest thereon at the rate announced from time to time by Wells Fargo Bank, National Association, at its principal office in San Francisco, California, as its prime rate for domestic (United States) commercial loans in effect on such date, from the dates such amounts are payable until payment in full has been made:

               (a)  all amounts owing pursuant to paragraph 6;

               (b) the excess, if any, of the cost of any securities purchased under paragraph 10(a)(i) or of the sale price of any Securities sold to Borrower under paragraph 10(a)(ii) over the amount of Collateral or proceeds of the related Letter of Credit with respect thereto;

               (c) brokerage commissions, attorneys' fees and expenses and all other costs of collection.

               In the event Borrower exercises its remedies under paragraph 12 hereof, Lender shall return to Borrower the excess, if any, of the value of the Collateral over the total of the Sale Price and any other fees owed by Borrower to Lender.

          14. POSSIBLE LACK OF PROTECTION UNDER SIPA. WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, LENDER ACKNOWLEDGES THAT PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO SECURITIES LOAN TRANSACTIONS, AND, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT BORROWER FAILS TO RETURN THE SECURITIES.

          15. Transfer Taxes and Costs. All transfer taxes and necessary costs with respect to the transfer of the Securities either by Lender to Borrower or by Borrower to Lender, shall be paid by Borrower. If Lender shall incur any loss by reason of Borrower's failure to pay all said taxes and costs as may be due, Lender shall be entitled to receive the same from Borrower and may retain an amount of the Collateral sufficient to satisfy its claim against Borrower in respect to said taxes and costs.

          16. Notices, Deliveries, etc. All notices, deliveries and payments pursuant hereto shall be sufficient if in writing and delivered (by courier or personal delivery), or mailed by registered or certified mail, to the party entitled to receive such notice, delivery or payment at the following addresses:

                  If to Lender:          Barclays Global Investors, N.A.
                                         as agent or trustee
                                         45 Fremont Street, 16th Floor
                                         San Francisco, CA  94105
                                         Attn:  Securities Lending Group
                                         Phone:  (415) 597-2365
                                         Fax:  (415) 597-2399

                  If to Borrower:        Company
                                         Address
                                         Attn:
                                         Phone:
                                         Fax:

               or to such other address as either party may furnish in writing to the other party. Notices may also be given by facsimile, provided that such notices shall be promptly confirmed orally by the sending party. Demands and notices pursuant to paragraphs 4 and 5 may be given orally confirmed in writing or confirmed by the acceptance of the agreed charge to the transferee's account. Notice given by courier or personal delivery or by registered or certified mail shall be effective upon receipt, and all notices given orally or by facsimile shall be effective when made.

          17. Purpose of Loan/Status of Borrower. Borrower represents to and warrants to Lender (1) that the Securities borrowed by it are being used only for lawful purposes and (2) that it is either (i) a bank subject to U.S. federal or state supervision, (ii) a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Act"), or (iii) exempt from registration under Section 15(a)(1) of the Act as a dealer in Government Securities.

          18. Indemnification. Borrower agrees to indemnify and hold harmless Lender from any and all damages, losses, costs and expenses (including reasonable attorneys' fees but excluding damages, losses, costs and expenses caused by the gross negligence of Lender) that it may incur or suffer arising in any way out of (a) the use by Borrower of Securities loaned to Borrower under this Agreement or (b) the failure of Borrower to return the Securities or (c) the enforcement of this Agreement or any Letters of Credit or in the protection, preservation or enforcement of Lender's rights in connection with any of the Collateral.

          19.  Miscellaneous

          (a) This Agreement and the rights of the parties hereunder shall not be assignable by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be changed except by an instrument in writing signed by each of the parties hereto.

          (b) Lender and/or Borrower may from time to time appoint agents for the purpose of carrying out all or a portion of their respective custodial responsibilities under this Agreement. To the extent that Lender or Borrower has notified the other party in writing of the name and address of such agent, delivery and redelivery of Securities loaned under this Agreement may be effectuated through such agent.

          (c) For purposes of this Agreement, with respect to any loan hereunder, a "Specified Country Business Day" shall be defined as a day on which regular trading occurs in the principal market for the loaned Securities subject to such loan, and in no event shall a Saturday or Sunday be considered a Specified Country Business Day

          (d) For purposes of this Agreement a "U.S. Business Day" shall be defined as the regular business hours of any day on which the U.S. Federal Reserve Bank of New York, the Depository Trust Company, Borrower and Lender are open for business.

          20.  Governing Law.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) Each party irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City with respect to any suit, action or proceeding ("Proceeding") related to this Agreement and waives any objection that it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that any such Proceeding ahs been brought in any inconvenient forum and further waives the right to object, with respect to any such Proceeding, that such court does not have jurisdiction over such party.

          (c) Each party hereto irrevocably waives any right that it may have to trial by jury in any Proceeding.

          [21. Service of Process. The Borrower hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, [Name, Address of Process Agent] [CT Corporation System, at its offices currently located at 1633 Broadway, New York, New York 10019] (the "Process Agent")], to accept and acknowledge for and on behalf of the Borrower service of any and all process, notices or other documents that may be served in any Proceeding. Such designation and appointment shall be irrevocable until all of Borrower's obligations hereunder have been satisfied in full in accordance with the provisions thereof. The Borrower covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Borrower consents to process being served in any suit, action or Proceeding by serving a copy thereof upon the Process Agent in the manner provided for notices in paragraph 16. Nothing in this paragraph shall affect the right of any party to serve process in any manner permitted by law.]

          [22. Termination of Existing Securities Lending Agreement. As of the date of this Agreement:

          (a) The securities lending agreement between the parties dated [ ___________ ] and any amendment thereto (together, the "Existing Non-US Securities Lending Agreement") shall terminate save for those provisions therein which are expressed or intended to survive the termination thereof.

          (b)  All securities loans then outstanding under the Existing
               Non-US Securities Lending Agreement shall be deemed to be securities loans under this Agreement and all Collateral and Letters of Credit accepted by Lender under the Existing Non-US Securities Lending Agreement shall be deemed to be Collateral and Letters of Credit under this Agreement.

          (c) This Agreement shall amend, restate and supercede in its entirety and replace the Existing Non-US Securities Lending Agreement; provided, however, that the execution and delivery of this Agreement shall not (a) operate as a waiver of any right, power or remedy of the Lender or Borrower under the Existing Non-US Securities Lending Agreement, except to the extent expressly waived in this Agreement, or (b) extinguish or impair any obligations of the Lender or Borrower under the Existing Non-US Securities Lending Agreement except to the extent any such obligation is actually satisfied by Lender or Borrower.]

     This Agreement by be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     If the foregoing correctly expresses our agreement, please confirm the same by signing and returning the enclosed copy whereupon this letter shall become a binding agreement as of the date appearing above.

                                              BARCLAYS GLOBAL INVESTORS, N.A.
                                              as trustee or agent for the
                                              entities listed on Appendix A
                                              hereto


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Accepted and agreed to on this____________ day of___________________, 2002.

BORROWER

By:
   ----------------------------
   Name:
   Title:

                                   Appendix A

1) Specified Countries. Each of the following countries shall constitute a "Specified Country" under the terms of the Agreement:
    Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, South Africa and the United Kingdom.

2)  Modifications to Agreement.

    a. Paragraph 5(a) of the Agreement is solely modified in the instances where Australia and New Zealand are Specified Countries. After the word "Lender" in line 4 thereof, when Australia is the Specified Country, the following shall be inserted "; provided, however, that with respect to Securities to be returned, Borrower will not terminate a loan of such Securities from the ex-date minus 5 Specified Country Business Days through the record date plus 1 Specified Country Business Day." and when New Zealand is the Specified Country, " provided, however, that with respect to any Securities to be returned, Borrower will not terminate a loan of such Securities from the ex-date minus 8 Specified Country Business Days through the ex-date."

    b. Where South Africa is a Specified Country, the current Paragraph 15 is renumbered "15(a)", and the following Paragraph 15(b) is added:

        "(b) In relation to any Securities issued or traded in South Africa that are ordinarily subject to Un-certificated Securities Tax
             (UST) , in accordance with the South African Un-certificated Securities Tax Act 44 1998, or Stamp Duty, in accordance with the South African Stamp Duties Act 77 1968, the Borrower undertakes that the transaction

             - will not exceed 12 months in duration
             - is undertaken solely for the purpose of allowing the borrower to settle a sale of identical securities

             In the event that actions by the borrower result in the transaction failing to meet the conditions laid down for an exemption from UST or Stamp Duty the borrower hereby undertakes to account for and make payment of such taxes for both the original transfer of securities and any subsequent return. Further the borrower will also satisfy any fines or levies made by the South African authorities as a result of such failure and produce evidence on request of the payment of such taxes and any other relevant amount."
3)  Accounts

    To be delivered from time to time by Lender.

Please confirm your agreement with these terms by having a duly authorized officer sign below.

                                              BARCLAYS GLOBAL INVESTORS, N.A.,
                                              as Trustee or Agent for the
                                              entities listed on Appendix A to
                                              the Agreement


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Accepted and agreed to on this ___ day of __________, 200_.

                                    BORROWER

By:
    --------------------------
    Name:
    Title: